UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2021

INGLES MARKETS INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, North Carolina	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(828) 669-2941

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.05 par value per share	IMKTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.
On June 17, 2021, in connection with entering into the New Line (as defined in Item 2.03 of this Current Report on Form 8-K), Ingles Markets, Incorporated (the “Company”) terminated its Credit Agreement, dated as of May 12, 2009, by and among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and L/C Issuer, and the other swing line lender, agents, joint lead arrangers and joint book managers party thereto, which had provided for a $175.0 million line of credit (as amended, the “Original Line”).  A description of the material terms and conditions of the Original Line is contained in Item 7 of the Company’s Annual Report on Form 10-K, as amended, for the year ended September 26, 2020 under the heading “Liquidity”, and such description is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 17, 2021, the Company, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other agents and lenders party thereto, entered into a $150.0 million unsecured line of credit agreement (the “New Line”) that matures June 27, 2026.  The New Line replaces the Original Line, which had a maturity date of September 30, 2023.

The terms of the $150.0 million New Line are substantially similar to those of the $175.0 million Original Line and generally provides for a $150.0 million unsecured senior line of revolving credit.  The New Line contains the following key provisions and covenants:

●	A Consolidated Fixed Charge Coverage Ratio (as defined in the New Line) of not less than 1.20 to 1.00
●	A Consolidated Leverage Ratio (as defined in the New Line) no greater than 5.25 to 1.00
●	A Consolidated Net Worth (as defined in the New Line) requirement of at least $675.7 million, adjusted for future changes in Net Worth
●	Interest at the applicable Base Rate or Eurodollar Rate plus the Applicable Rate (each as defined in the Line agreement) based on a Consolidated Leverage Ratio (as defined in the Line agreement)
●	The Company may prepay outstanding borrowings under the New Line at any time without premium or penalty
●
The New Line contains customary restrictive covenants (subject to specified exceptions and qualifications) with respect to, among other things, the creation of liens, incurrence of indebtedness, changing the nature of the Company’s business, selling assets, effecting fundamental changes, engaging in transactions with affiliates, paying dividends, and entering into certain burdensome agreements.

The New Line also contains customary affirmative covenants and events of default.

The foregoing description of the New Line is only a summary and is qualified in its entirety by reference to the full text of the New Line, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1
Credit Agreement, dated as of June 17, 2021, by and among Ingles Markets, Incorporated, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other agents and lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: June 18, 2021
	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer